EXHIBIT INDEX

(p)(6) Code of Ethics adopted under Rule 17j-1 by AXP Partners International Core Fund and Boston Company Asset Management, LLC.

(p)(7) Code of Ethics adopted under Rule 17j-1 by AXP Partners International Core Fund and Putnam Investment Management, LLC.

(p)(8) Code of Ethics adopted under Rule 17j-1 by AXP Partners International Small Cap Fund and Templeton Investment Counsel, LLC.

(p)(9) Code of Ethics adopted under Rule 17j-1 by AXP Partners International Small Cap Fund and Wellington Management Company, LLP.